      As filed with the Securities and Exchange Commission on June 12, 2002

                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            THE MEN'S WEARHOUSE, INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                                    74-1790172
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)

         5803 GLENMONT DRIVE
            HOUSTON, TEXAS                                  77081
(Address of Principal Executive Offices)                  (Zip Code)

     THE MEN'S WEARHOUSE, INC. 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

                                 GARY G. CKODRE
                               5803 GLENMONT DRIVE
                            HOUSTON, TEXAS 77081-1701
                     (Name and address of agent for service)

                                 (713) 592-7200
          (Telephone number, including area code, of agent for service)

                                   ----------

                                  With Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                          ATTENTION: MICHAEL W. CONLON

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED            PROPOSED MAXIMUM
  TITLE OF SECURITIES          AMOUNT TO          MAXIMUM OFFERING      AGGREGATE OFFERING         AMOUNT OF
    TO BE REGISTERED         BE REGISTERED       PRICE PER SHARE(2)          PRICE(2)            REGISTRATION FEE
  -------------------        -------------       ------------------     ------------------       ----------------

      Common Stock         100,000 shares(1)           $26.86               $2,686,000                 $248
     $.01 par value

(1) Represents shares added to the 1992 Non-Employee Director Stock Option Plan (the "1992 Plan") by the Third and Fourth Amendments thereto. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the 1992 Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the New York Stock Exchange on June 6, 2002.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This Registration Statement registers additional securities of the same class as other securities for which a registration statement on this Form (Registration No. 33-48108, the "Earlier Registration Statement") relating to The Men's Wearhouse, Inc. 1992 Non-Employee Director Stock Option Plan (the "1992 Plan") is effective. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.

ITEM 8.  EXHIBITS

                  4.1    - 1992 Non-Employee Director Stock Option Plan
                           (incorporated by reference from Exhibit 10.7 to the Company's Registration Statement on Form S-1
                           (Registration No. 33-45949)).

                  4.2    - First Amendment to 1992 Non-Employee Director Stock
                           Option Plan (incorporated by reference from Exhibit
                           10.16 to the Company's Registration Statement on Form
                           S-1 (Registration No. 33-45949)).

                  4.3    - Second Amendment to 1992 Non-Employee Director Stock
                           Option Plan (incorporated by reference to Exhibit
                           10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 3, 1996).

                  4.4    - Third Amendment to 1992 Non-Employee Director Stock
                           Option Plan (incorporated by reference to Exhibit
                           10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July 29, 2000).

                  4.5    - Fourth Amendment to 1992 Non-Employee Director Stock
                           Option Plan (incorporated by reference to Exhibit
                           10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended May 5, 2001).

                  5.1    - Opinion of Fulbright & Jaworski L.L.P.

                  23.1   - Consent of Fulbright & Jaworski L.L.P. (included in
                           Exhibit 5.1).

                  23.2   - Consent of Deloitte & Touche LLP, independent
                           auditors.

                  24.1   - Powers of Attorney from certain members of the Board
                           of Directors of the Company (contained on pages II-3 and II-4).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 10, 2002.

                                              THE MEN'S WEARHOUSE, INC.


                                              By:     /s/ GEORGE ZIMMER
                                                 -------------------------------
                                                          George Zimmer
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George Zimmer, Eric J. Lane and Gary G. Ckodre, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                           Title                                   Date
                 ---------                                           -----                                   ----
            /s/ GEORGE ZIMMER                 Chairman of the Board, Chief Executive Officer            June 10, 2002
----------------------------------------                         and Director
               George Zimmer

           /s/ DAVID H. EDWAB                       Vice Chairman of the Board and Director             June 10, 2002
----------------------------------------
              David H. Edwab

            /s/ ERIC J. LANE                         President and Chief Operating Officer              June 10, 2002
----------------------------------------
               Eric J. Lane

           /s/ NEILL P. DAVIS                 Executive Vice President, Chief Financial Officer,        June 10, 2002
----------------------------------------        Treasurer and Principal Financial Officer
              Neill P. Davis

           /s/ GARY G. CKODRE                         Senior Vice President and Principal               June 10, 2002
----------------------------------------                      Accounting Officer
              Gary G. Ckodre

           /s/ JAMES E. ZIMMER                       Senior Vice President - Merchandising              June 10, 2002
----------------------------------------                         and Director
              James E. Zimmer

          /s/ ROBERT E. ZIMMER                        Senior Vice President - Real Estate               June 10, 2002
----------------------------------------                         and Director
             Robert E. Zimmer

        /s/ STEPHEN H. GREENSPAN                 Senior Vice President - K&G Men's Company              June 10, 2002
----------------------------------------                         and Director
           Stephen H. Greenspan

         /s/ RICHARD E. GOLDMAN                                    Director                             June 10, 2002
----------------------------------------
            Richard E. Goldman

         /s/ RINALDO S. BRUTOCO                                    Director                             June 10, 2002
----------------------------------------
            Rinaldo S. Brutoco

           /s/ MICHAEL L. RAY                                      Director                             June 10, 2002
----------------------------------------
              Michael L. Ray

          /s/ SHELDON I. STEIN                                     Director                             June 10, 2002
----------------------------------------
             Sheldon I. Stein

           /s/ KATHLEEN MASON                                      Director                             June 10, 2002
----------------------------------------
              Kathleen Mason

                                INDEX TO EXHIBITS



      Exhibit
       Number                     Description of Exhibits
      -------                     -----------------------
         4.1      1992 Non-Employee Director Stock Option Plan (incorporated by reference from Exhibit 10.7 to the Company's Registration
                  Statement on Form S-1 (Registration No. 33-45949)).

         4.2      First Amendment to 1992 Non-Employee Director Stock Option
                  Plan (incorporated by reference from Exhibit 10.16 to the Company's Registration Statement on Form S-1 (Registration No.
                  33-45949)).

         4.3      Second Amendment to 1992 Non-Employee Director Stock Option
                  Plan (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  August 3, 1996).

         4.4      Third Amendment to 1992 Non-Employee Director Stock Option
                  Plan (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  July 29, 2000).

         4.5      Fourth Amendment to 1992 Non-Employee Director Stock Option
                  Plan (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  May 5, 2001).

         5.1      Opinion of Fulbright & Jaworski L.L.P.

         23.1     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                  5.1).

         23.2     Consent of Deloitte & Touche LLP, independent auditors.

         24.1 Powers of Attorney from certain members of the Board of Directors of the Company (contained on pages II-3 and II-4).